Exhibit 10.134

*** indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.
CHANGE ORDER FORM

Change in FEED Gas Tie-In, Utility Water and Potable Water Tie-In Changes, Ditch Design at Permanent Buildings, Koch Pipeline Cover, Monitoring of Raw Water Lake During Piling, Card Readers and Muster Points, Additional Asphalt in the Temporary Facilities Area, FAA Lighting and Marking, FERC Condition 84.

PROJECT NAME: Corpus Christi Stage 1 Liquefaction Facility OWNER: Corpus Christi Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: December 6, 2013	CHANGE ORDER NUMBER: CO-00013 DATE OF CHANGE ORDER: October 13, 2015

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1.
Per Article 6.1.B of the Agreement, Parties agree Contractor will revise feed gas tie-in coordinates based on inlet feed gas arriving from the north, rather than the west under La Quinta Rd. Contractor will provide bollards where feed gas line transitions from underground to aboveground around XV valves stations to protect against traffic inside the LNG tank area. This change eliminates 861 ft. of 48” pipe from the west side of the plant This scope of work is depicted in Exhibit A.

2.
Per Article 6.1.B of the Agreement, Parties agree to additional pipe and resized pipe for the Potable Water and Treated Water lines running from the north west section of the CCL Site to the relocated treated water facilities. The treated water facilities were relocated because of the IAC addition. This scope of work is depicted in Exhibit B.

3.	Per Article 6.1.B of the Agreement, Parties agree Contractor will incorporate the following design changes related to the permanent buildings:

a.	At Warehouse #1, 00A-4000, Contractor agrees to asphalt the area north of the building to connect the two roads shown in Exhibit C.

b.	Contractor to provide asphalted entry road on the east side of each concrete slab west of Warehouse #1.

c.	Contractor to add 2-3 parking spaces at Guard House 00A-4026.

d.	Contractor to modify surface drainage to eliminate the ditch located south of the Outside Operator Building 00A-4002.

4.
Per Article 6.1.B of the Agreement, Parties agree Contractor will revise the design to allow for a minimum of 4.5 feet of cover on top of the Koch pipeline in the temporary facilities area. Modifications include:

a.	Addition of earthen protective berm over pipeline alignment to prevent traffic or laydown loading.

b.	Deletion of east-to-west internal road south of Koch pipeline right-of-way and one parallel roadside ditch.

c.	Establishment of east-to-west high point line on each side of the new berm and slope surfaces to the remaining ditches.

d.	Addition of two (2) new north-to-south internal cross roads to provide access to laydown areas affected by the new berm.

e.	Rework road crossing and ditch layout at far east and far west sides of the Site at right-of-way crossing to provide minimum protective cover for the pipeline.

5.
Per Article 6.1.B of the Agreement, Parties agree Contractor will provide engineering support to ensure stability of the pier excavation adjacent to the Raw Water Lake Levee. Construction methods, vibration monitoring, and drivability analysis for the piles driven for the 138 kV will be revised to support this new scope.

6.	Per Article 6.1.B of the Agreement, Parties agree Contractor will add additional card readers and muster signs on Site. Specifically, the scope includes:

a.	Additional card readers at ten (10) muster points, each interfacing with the Access Control System (ACS).

b.
Ensure that in the event of an emergency, the ACS will be capable of issuing a report indicating the names of all personnel that have checked in at each muster point and the names of all personnel checked in at the facility, but not checked in at a muster point.

c.
Addition of visual alarms for seven (7) gates (5 crash gates, 1 vehicle gate at the northeast perimeter, and 1 vehicle gate at the southeast perimeter) that are tied into the ACS. If one of the visual gates are opened, a visual alarm message will be displayed at the security workstation.

d.	Additional signs inside the facility providing direction to the muster points.

7.
Per Article 6.1.B of the Agreement, Parties agree Contractor will revise its design to include driveway aprons connecting the access roads to the La Quinta Terminal Road with an asphalt or concrete top capable of withstanding semi-tractor trailer highway loads.

8.
Per Article 6.1.B of the Agreement, Parties agree Contractor will add FAA Warning Lights to comply with FAA requirements on the following structures: OSBL Tanks A and C; ISBL Train 1 and 2 refrigeration turbine exhaust stacks (6 per train) and WHRU stacks (2 per train).

9.
Per Article 6.1.B of the Agreement, Parties agree Contractor will add a flow element and transmitter as well as a pressure indicator and transmitter to the firewater test line. The signal from the flow transmitter and pressure transmitter will go to the DCS and be recorded. The firewater main header pressure transmitter, 00PT-33091, shall be connected to the DCS and recorded. This scope addition is to comply with FERC Condition 84.

10.	The cost breakdowns for the scopes of work noted above in this Change Order are detailed in Exhibit D.

11.	Schedules C-1 and C-3 (Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the milestone(s) listed in Exhibit E of this Change Order.

Adjustment to Contract Price

The original Contract Price was		$7,080,830,000
Net change by previously authorized Change Orders (0001-00012)		$406,280,941
The Contract Price prior to this Change Order was		$7,487,110,941
The Aggregate Equipment Price will be changed by this Change Order in the amount of	$	***
The Aggregate Labor and Skills Price will be changed by this Change Order in the amount of	$	***
The new Contract Price including this Change Order will be		$7,491,486,403

Adjustment to Aggregate Equipment Price

The original Aggregate Equipment Price was	$	***
Net change by previously authorized Change Orders (0001-00012)	$	***
The Aggregate Equipment Price prior to this Change Order was	$	***
The Aggregate Equipment Price will be changed by this Change Order in the amount of	$	***
The new Aggregate Equipment Price including this Change Order will be	$	***

Adjustment to Aggregate Labor and Skills Price

The original Aggregate Labor and Skills Price was	$	***
Net change by previously authorized Change Orders (0001-00012)	$	***
The Aggregate Labor and Skills Price prior to this Change Order was	$	***
The Aggregate Labor and Skills Price will be changed by this Change Order in the amount of	$	***
The new Aggregate Labor and Skills Price including this Change Order will be	$	***

Adjustment to dates in Project Schedule
The following dates are modified (list all dates modified; insert N/A if no dates modified): No impact to Project Schedule.

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Adjustment to Payment Schedule: Yes. See Exhibit E of this Change Order.

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials:
/s/ MB Contractor /s/ EL Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ Ed Lehotsky	/s/ Maria K Brady
Owner	Contractor
Ed Lehotsky	Maria K Brady
Name	Name
VP LNG Projects	Senior Vice President
Title	Title
11/10/2015	15-Oct-2015
Date of Signing	Date of Signing